USA MUTUALS
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 20h day of April, 2010, to the Fund Administration Servicing Agreement dated as of August 29, 2005, as amended January 1, 2006, January 26, 2007, February 16, 2009 (the "Agreement"), is entered into by and between USA MUTUALS, a Delaware business trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers on one or more counterparts as of the date and year first written above.

USA MUTUALS	U.S. BANCORP FUND SERVICES, LLC

By: /s./ Joseph Neuberger	By: /s/ Michael R. McVoy

Name: Joseph Neuberger	Name: Michael R. McVoy
Title: Chairman	Title: Executive Vice President

Amended Exhibit B to the Fund Administration Servicing Agreement

USA Mutuals Effective 3/1/2009 Fund Administration & Compliance Services Annual Fee Schedule
Asset Based Fees*:
■ ____ basis points on the first $_____
■ ____ basis points on the next $_____
■ ____ basis points on the balance
■ Minimum annual fee:  $_____
**Fees on additional portfolios will be renegotiated**

CCO Support Services:  $_____ per year*

Conversion and extraordinary services quoted separately

Fees are billed monthly
*Subject to CPI Increase, Milwaukee MSA

Annual Legal Administration Add:
■ ____ basis point on the first $_____
■ ____ basis points on the next $_____
■ ____ basis points on the balance

Plus out-of-pocket expenses, including but not limited to:
         ■ Postage, stationary
         ■ Programming, special reports
         ■ Proxies, insurance
         ■ EDGAR filing
         ■ Retention of records
         ■ Federal and state regulatory filing fees
         ■ Certain insurance premiums
         ■ Expenses from board of directors meetings
         ■ Auditing and legal expenses
         ■ Blue Sky conversion expenses (if necessary)
         ■ All other out-of-pocket expenses

Charles River
  ■ $_____ annually